ANAPTYSBIO ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS AND PROVIDES PIPELINE UPDATES
Enrollment Completed in ANB020 Phase 2a Trial for Atopic Dermatitis
Multiple Top-Line Clinical Data Readouts Expected in Second Half of 2017
SAN DIEGO, August 10, 2017 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today provided pipeline updates and reported second quarter 2017 financial results.

“Throughout the first half of 2017, we made significant progress in the clinical development of our wholly-owned ANB020 and ANB019 clinical development programs, which are first-in-class antibody therapeutics for patients with severe inflammatory conditions,” said Hamza Suria, president and chief executive officer of AnaptysBio. “We are pleased to have completed enrollment in our ANB020 Phase 2a clinical trial for atopic dermatitis, and that enrollment is well underway in both our ANB020 Phase 2a trial in peanut allergy and ANB019 Phase 1 trial in healthy volunteers. We anticipate reporting top-line data from our atopic dermatitis trial before reporting top-line data from our peanut allergy study. The second half of the year is poised to be a catalyst-rich period, and we look forward to clinical data announcements from our ANB020 and ANB019 programs.”

Pipeline and Business Highlights

ANB020 (Anti-IL-33 Program)

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Completed enrollment in the ongoing Phase 2a clinical trial in 12 adult patients with moderate-to-severe atopic dermatitis with top-line results, including an assessment of the Eczema Area and Severity Index (EASI) score, expected in the second half of 2017.

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Continued enrollment in the ongoing Phase 2a double-blinded, placebo-controlled trial assessing the tolerance of oral food challenge before and after administration of a single dose of ANB020 or placebo in a total of 20 adult patients with severe peanut allergy, with top-line results expected in the second half of 2017.

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Received clearance from the U.K. Medicines & Healthcare products Regulatory Agency to proceed with a double-blinded, placebo-controlled Phase 2a trial in 24 adult patients with severe eosinophilic asthma, with top-line results, including a Forced Expiratory Volume in One Second (FEV1) assessment of patients administered a single dose of ANB020 or placebo, expected in the first half of 2018.

ANB019 (Anti-IL-36 Receptor Program)

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Continued enrollment in the Phase 1 clinical trial in healthy volunteers in Australia evaluating single and multiple doses through subcutaneous and intravenous routes of administration with top-line results expected during the second half of 2017.

•	On-track to initiate Phase 2 studies in 2018 for the treatment of two orphan inflammatory diseases, generalized pustular psoriasis and palmo-plantar pustular psoriasis.

TESARO Partnership Updates

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TESARO initiated a registration program for an AnaptysBio-generated anti-PD-1 antagonist antibody (TSR-042) in metastatic microsatellite instability-high (MSI-H) endometrial cancer, designed to support submission for accelerated approval and a Biologics License Application (BLA) to the U.S. Food and Drug Administration, which resulted in a $3.0 million milestone payment to AnaptysBio.

•	TESARO has completed dose escalation in a monotherapy Phase 1 study for an AnaptysBio-generated anti-TIM-3 antagonist antibody (TSR-022) and has initiated a combination trial of TSR-022 with TSR-042.

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TESARO received clearance of an Investigational New Drug application (IND) for an AnaptysBio-generated anti-LAG-3 antagonist antibody, TSR-033, triggering a $4.0 million milestone payment to AnaptysBio, and has subsequently initiated a Phase 1 study dose escalation trial with TSR-033.

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TESARO has initiated IND-enabling studies for an AnaptysBio-generated PD-1/LAG-3 bispecific antibody, which has exhibited similar levels of T-cell activation in vitro as a combination of TSR-042 and TSR-033.

Financial Results and Financial Guidance

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Cash, cash equivalents and investments totaled $120.3 million as of June 30, 2017, which includes net proceeds of $80.2 million from the company’s initial public offering completed in January 2017, compared to $51.2 million as of December 31, 2016. The company expects that it has sufficient capital to fund its operating plan through the end of 2018.

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Revenue was $7.0 million for the three and six months ended June 30, 2017, as compared to $5.9 million and $10.7 million for the three and six months ended June 30, 2016, respectively. The three and six months ended June 30, 2017 included revenue of $7.0 million related to two milestones earned from the company’s partnership with TESARO. The three and six months ended June 30, 2016 included revenue of $0.6 million and $1.3 million, respectively, related to the amortization of the upfront payment from TESARO; $1.0 million and $2.2 million, respectively, related to research and development services; and, $4.3 million and $7.2 million, respectively, in milestone-related revenues from TESARO and Celgene. The upfront payment was fully recognized and the research and development services were completed as of December 31, 2016.

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Research and development expenses were $7.2 million and $15.1 million, respectively, for the three and six months ended June 30, 2017, as compared to $2.3 million and $7.1 million, respectively, for the three and six months ended June 30, 2016. The increase was primarily due to an increase in preclinical and clinical trial expenses offset by the recognition of higher research and development tax incentives in the three and six months ended June 30, 2016.

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General and administrative expenses were $2.4 million and $4.4 million, respectively, for the three and six months ended June 30, 2017, as compared to $1.2 million and $2.4 million, respectively, for the three and six months ended June 30, 2016. The increase was attributable to additional personnel-related expenses, including non-cash stock-based compensation, and an increase in public company related expenses.

About AnaptysBio
AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. The company’s proprietary anti-inflammatory pipeline includes its anti-IL-33 antibody (ANB020) for the treatment of moderate-to-severe adult atopic dermatitis, severe adult peanut allergy and severe adult eosinophilic asthma; its anti-IL-36R antibody (ANB019) for the treatment of rare inflammatory diseases, including generalized pustular psoriasis and palmo-plantar pustular psoriasis; and a portfolio of checkpoint receptor agonist antibodies for the treatment of certain autoimmune diseases where immune checkpoint receptors are insufficiently activated and have demonstrated efficacy in an animal model of graft-versus-host disease. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation (SHM) platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology partnership with TESARO and an inflammation partnership with Celgene, including an anti-PD-1 antagonist antibody (TSR-042), an anti-TIM-3 antagonist antibody (TSR-022) and an anti-LAG-3 antagonist antibody (TSR-033), which are currently under clinical development with TESARO, and an anti-PD-1 checkpoint agonist antibody (CC-90006) currently in the clinic with Celgene.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from our clinical trials, including ANB020’s Phase 2a clinical trials for the treatment of severe peanut allergy, moderate-to-severe adult atopic dermatitis and severe adult eosinophilic asthma and our Phase 1 clinical trial of ANB019, our ability to launch Phase 2 clinical trials of ANB019, and the success of our partnership with Tesaro; Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Monique Allaire
THRUST Investor Relations
617.895.9511
monique@thrustir.com

ANAPTYSBIO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,752	$51,232
Receivable from collaborative partners	—	1,225
Australian tax incentive receivable	5,637	4,118
Short-term investments	75,607	—
Prepaid expenses and other current assets	3,852	1,633
Total current assets	115,848	58,208
Property and equipment, net	543	471
Long-term investments	13,912	—
Long-term vendor deposits	46	—
Restricted cash	60	60
Deferred financing costs	—	3,441
Total assets	$130,409	$62,180
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,724	$2,278
Accrued expenses	3,230	3,429
Notes payable, current portion	3,125	—
Other current liabilities	—	1
Total current liabilities	10,079	5,708
Notes payable, net of current portion	10,987	13,809
Deferred rent	168	154
Preferred stock warrant liabilities	—	3,241
Commitments and contingencies
Series B convertible preferred stock, $0.001 par value, no shares and 3,963 authorized, issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	28,220
Series C convertible preferred stock, $0.001 par value, no shares and 1,887 shares authorized, no shares and 1,593 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	6,452
Series C-1 convertible preferred stock, $0.001 par value, no shares and 474 shares authorized, issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	2,156
Series D convertible preferred stock, $0.001 par value, no shares and 5,491 shares authorized, issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	40,688
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000 shares and no shares authorized, issued or outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 500,000 and 17,214 authorized, 20,290 shares and 2,651 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	20	3
Additional paid in capital	178,297	16,672
Accumulated other comprehensive loss	(59)	—
Accumulated deficit	(69,083)	(54,923)
Total stockholders’ equity (deficit)	109,175	(38,248)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$130,409	$62,180

ANAPTYSBIO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Collaboration revenue	$7,000	$5,850	$7,000	$10,716
Operating expenses:
Research and development	7,205	2,335	15,140	7,121
General and administrative	2,350	1,152	4,403	2,371
Total operating expenses	9,555	3,487	19,543	9,492
Income (loss) from operations	(2,555)	2,363	(12,543)	1,224
Other income (expense), net
Interest expense	(439)	(116)	(867)	(231)
Change in fair value of liability for preferred stock warrants	—	3	(1,366)	382
Other income (expense), net	310	72	657	59
Total other income (expense), net	(129)	(41)	(1,576)	210
Net income (loss)	(2,684)	2,322	(14,119)	1,434
Net income attributed to participating securities	—	(2,141)	—	(1,434)
Net income (loss) attributed to common stockholders	(2,684)	181	(14,119)	—
Unrealized loss on available for sale securities	(46)	—	(59)	—
Other comprehensive loss	(46)	—	(59)	—
Comprehensive income (loss)	$(2,730)	$181	$(14,178)	$—
Net income (loss) per common share:
Basic	$(0.13)	$0.07	$(0.79)	$—
Diluted	$(0.13)	$0.05	$(0.79)	$—
Weighted-average number of shares outstanding:
Basic	20,271	2,635	17,797	2,632
Diluted	20,271	3,498	17,797	3,497